UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2013

HAMPSHIRE GROUP, LIMITED
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-20201 (Commission File Number)	06-0967107 (I.R.S. Employer Identification No.)

114 W. 41st Street, New York, New York (Address of principal executive offices)	10036 (Zip code)

(864) 231-1200
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.

On May 9, 2013, Hampshire Group, Limited (the “Company”)  released its earnings for the fiscal quarter ended March 30, 2013. A copy of the Company’s press release in respect thereof is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)         On May 3, 2013, Maura McNerney Langley resigned from her positions as Chief Financial Officer, Treasurer and Secretary of the Company.  Ms. McNerney Langley’s resignation will be effective as of May 17, 2013.

Item 8.01.     Other Events.

On May 9, 2013, the Company issued a press release which announced the resignation of Ms. McNerney Langley as described above. A copy of that press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Hampshire Group, Limited, dated as of May 9, 2013

99.2	Press Release of Hampshire Group, Limited, dated as of May 9, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMPSHIRE GROUP, LIMITED

By:	/s/ Paul Buxbaum
Name: Paul Buxbaum
Title: President and Chief Executive Officer

Dated: May 9, 2013